PRICEWATERHOUSECOOPERS [LOGO]
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                                                    PricewaterhouseCoopers LLP
                                                    Chartered Accountants
                                                    300 Brunswick House
                                                    44 Chipman Hill, PO Box 789
                                                    Saint John, New Brunswick
                                                    Canada E2L 4B9
                                                    Telephone +1 (506) 632 1810
                                                    Facsimile +1 (506) 632 8997


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the inclusion in this amended Registration Statement of Thomas Equipment, Inc. on Form SB-2/A of our report dated January 7, 2005 relating to the consolidated financial statements of Thomas Equipment Limited as of June 30, 2004 and 2003 and the related consolidated statements of loss and comprehensive loss, common and other shareholder's deficiency, and cash flows for each of the years in the two-year period ended June 30, 2004, We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/PricewaterhouseCoopers LLP


Saint John, New Brunswick, Canada
August 9, 2005


PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.